As filed with the Securities and Exchange Commission on August 7, 2003
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                                 WESBANCO, INC.
             (Exact name of registrant as specified in its charter)

           West Virginia                                 55-0571723
(State or other jurisdiction of              (I.R.S.Employer Identification No.)
  incorportion or organization)

         One Bank Plaza
     Wheeling, West Virginia                                 26003
(Address of principal executive offi                       (Zip Code)


                                 WESBANCO, INC.
                                  KEY EXECUTIVE
                          INCENTIVE BONUS & OPTION PLAN
                            (Full title of the plan)

                                 Paul M. Limbert
                      President and Chief Executive Officer
                                 One Bank Plaza
                               Wheeling, WV 26003
                     (Name and address of agent for service)

                                 (304) 234-9000
          (Telephone number, including area code, of agent for service)

                                 With Copies To:

James C. Gardill, Esquire                            J. Robert Van Kirk, Esquire
Phillips, Gardill, Kaiser & Altmeyer, PLLC           Kirkpatrick & Lockhart LLP
61 Fourteenth Street                                 Henry W. Oliver Building
Wheeling, WV  26003                                  535 Smithfield Street
(304) 232-6810                                       Pittsburgh, PA 15222
                                                     (412) 355-6500


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
           Title of                                    Proposed maximum       Proposed maximum             Amount of
          securities               Amount to be         offering price            aggregate               registration
       to be registered             registered           per share(1)         offering price(1)               fee

--------------------------------------------------------------------------------------------------------------------------

Common Stock, $2.0833 par           1,000,000               $24.20               $24,200,000               $1,957.80
value per share


==========================================================================================================================



     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock, $2.0833 par value per share ("Common Stock"), reported on the NASDAQ Stock Market on August 5, 2003.
--------------------------------------------------------------------------------

                                     PART II

                           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3. Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 000-08467); (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;
(iii) the Registrant's Current Reports on Form 8-K filed on April 18, 2003, April 22, 2003, July 1, 2003 and July 18, 2003; and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 2, 1977, as amended on June 10, 1977.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the WesBanco, Inc. Key Executive Incentive Bonus & Option Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended.

     Item 4. Description of Securities.

          The shares of Common Stock to be offered under this Registration Statement are registered under Section 12 of the Exchange Act.


     Item 5. Interests of Named Experts and Counsel

          James C. Gardill is Chairman of the Board of Directors of the Registrant and a partner at the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC, which regularly renders legal services to the Registrant. Mr. Gardill rendered a legal opinion as to the legality of the shares of the Registrant's Common Stock being registered under this Registration Statement, which is attached to this Registration as Exhibit 5.1. As Chairman of the Board, Mr. Gardill participates in the WesBanco, Inc. and Affiliate Banks Directors Deferred Compensation Plan and owns 55,376 shares of the Registrant's Common Stock.


     Item 6. Indemnification of Directors and Officers.


          The Registrant's Bylaws provide, and West Virginia law permits (W. Va. Code ss.31D-8-851 et. seq.), the indemnification of directors, officers and controlling stockholders against certain liabilities. Officers and directors of the Registrant and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or officers of the corporation, except (i) in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties or (ii) for liabilities or legal expenses arising out of any administrative proceeding brought by the appropriate federal banking agency resulting in a final order or settlement in which the officer or director is assessed a civil monetary penalty, removed or prohibited from banking, or required to cease an action or take any affirmative action, including making restitution, with respect to the Registrant.


          A. Article VI of the Bylaws of the Registrant contains the following indemnification provisions:


Indemnification of Directors and Officers

          Section 1. Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in that performance of his duties as such Director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.


          Section 2. Notwithstanding the provisions of Section 1 of this Article VI, an "institution-affiliated party" may not receive a "prohibited indemnification payment" which is defined as any payment or agreement to make a payment by the corporation to an institution-affiliated party to pay or reimburse such person for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution- affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to the corporation.


          Section 3. The corporation may purchase commercial insurance to cover certain costs that the corporation incurs under the indemnification provisions of Section 1 of this Article VI. Costs that may be covered include legal expenses  and  restitution  that an  individual  may be  ordered  to make to the corporation. Such insurance may not, however, pay or reimburse an institution-affiliated party for any final judgment or civil money penalty assessed against such individual.


          Section 4. The corporation may make or agree to make a reasonable indemnification payment if all of the following conditions are met: (i) the corporation's board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of the corporation; (ii) the board of directors determines that the payment will not materially affect the corporation's safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the institution-affiliated party agrees in writing to reimburse the corporation, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.


For purposes of Article VI, the term " institution-affiliated party" includes any officer, director, employee and controlling stockholder, as well as others that participate in the affairs of the Registrant.


          B. West Virginia Corporation Law, W. Va. Code s.s. 31D-8-851 through 31D-8-856 provides:


ss.31D-8-851. Permissible indemnification.

          (a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

               (1)  (A) He or she  conducted  himself or herself in good  faith;
and

                    (B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

                    (C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

               (2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection
(a) of this section.

          (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

          (d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

               (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

               (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

ss.31D-8-852. Mandatory Indemnification.

     A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

ss.31D-8-853. Advance for expenses.

          (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

               (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

               (2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

          (b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

         (c) Authorizations under this section are to be made:

               (1) By the board of directors:

                    (A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

                    (B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

               (2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

               (3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

ss.31D-8-854. Circuit court-ordered indemnification and advance for expenses.

          (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

               (1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;


               (2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

               (3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

                    (A) To indemnify the director; or

                    (B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision

(1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

          (b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director's reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

ss.31D-8-855. Determination and authorization of indemnification.

          (a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

          (b) The determination is to be made:

               (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

               (2) By special legal counsel:

                    (A) Selected in the manner prescribed in subdivision (1) of this subsection; or

                    (B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

               (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

          (c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

ss.31D-8-856. Indemnification of officers.

          (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

               (1) To the same extent as a director; and

               (2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

                    (A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

                    (B) Liability arising out of conduct that constitutes:

                         (i)  Receipt  by him or her of a  financial  benefit to
which he or she is not entitled;

                         (ii)  An   intentional   infliction   of  harm  on  the
corporation or the shareholders; or

                         (iii) An intentional violation of criminal law.

          (b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

          (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

     Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors' and officers' liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. $ 1818(b)).


     Wesbanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to Wesbanco.



     Item 7. Exemption from Registration Claimed.

          None.


     Item 8. Exhibits.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

   Exhibit No.                          Description
   -----------                          -----------
     4.1 Restated Articles of Incorporation of WesBanco, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 16, 1996 (File No. 333-03905)).

     4.2 Articles of Amendment to the Articles of Incorporation of WesBanco, Inc. (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 1998 (File No. 000-08467)).

     4.3 Amended and Restated By-laws of WesBanco, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2002 (File No. 000-08467)).

     5.1 Opinion of James C. Gardill, Esquire, of Phillips, Gardill, Kaiser & Altmeyer, PLLC, regarding the legality of the shares being registered hereunder (filed herewith).

    23.1       Consent of Ernst & Young LLP (filed herewith).


    23.2 Consent of James C. Gardill, Esquire of Phillips, Gardill, Kaiser & Altmeyer, PLLC (included in the Opinion filed as Exhibit 5.1).

    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

     Item 9. Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section

15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 7th day of August, 2003.

                                                WESBANCO, INC.

                                       By: /s/ Paul M. Limbert
                                           -------------------------------------
                                           Paul M. Limbert
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Young his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:


                       Signature                                   Capacity                            Date
                       ---------                                   --------                            ----

      /s/ James E. Altmeyer                         Director                                     August 7, 2003
      --------------------------------------------
      James E. Altmeyer

      /s/ Ray A. Byrd                               Director                                     August 6, 2003
      --------------------------------------------
      Ray A. Byrd

      /s/ R. Peterson Chalfant                      Director                                     August 6, 2003
      --------------------------------------------
      R. Peterson Chalfant

      /s/ John H. Cheffy                            Director                                     August 6, 2003
      --------------------------------------------
      John H. Cheffy

      /s/ Christopher V. Criss                      Director                                     August 6, 2003
      --------------------------------------------
      Christopher V. Criss


                                      II-9


                       Signature                                   Capacity                           Date
                       ---------                                   --------                           ----
      /s/ James D. Entress                          Director                                     August 7, 2003
      --------------------------------------------
      James D. Entress

                                                    Director
      --------------------------------------------
      Abigail M. Feinknopf

      /s/ Ernest S. Fragale                         Director                                     August 6, 2003
      --------------------------------------------
      Ernest S. Fragale

      /s/ James C. Gardill                          Chairman, Director                           August 6, 2003
      --------------------------------------------
      James C. Gardill

      /s/ Edward M. George                          Director                                     August 6, 2003
      --------------------------------------------
      Edward M. George

      /s/ Roland L. Hobbs                           Director                                     August 6, 2003
      --------------------------------------------
      Roland L. Hobbs

      /s/ John W. Kepner                            Director                                     August 6, 2003
      --------------------------------------------
      John W. Kepner

      /s/ Paul M. Limbert                           President and Chief Executive Of             August 6, 2003
      --------------------------------------------  (Principal Executive Officer)
      Paul M. Limbert

                                                    Director
      --------------------------------------------
      Jay T. McCamic

                                                    Director
      --------------------------------------------
      William E. Mildren, Jr.

      /s/ Joan C. Stamp                             Director                                     August 6, 2003
      --------------------------------------------
      Joan C. Stamp

      /s/ Carter W. Strauss                         Director                                     August 6, 2003
      --------------------------------------------
      Carter W. Strauss

                                                    Director
      --------------------------------------------
      Reed J. Tanner

      /s/ Robert K. Tebay                           Director                                      August 6, 2003
      --------------------------------------------
      Robert K. Tebay

      /s/ Robert H. Young                           Executive Vice President and Chief            August 6, 2003
      --------------------------------------------  Financial Officer (Principal Financial and
      Robert H. Young                               Accounting Officer)



                                     II-10